Fontanella and Babitts
CERTIFIED PUBLIC ACCOUNTANTS                      534 Union Boulevard
                                                  Totowa Boro, New Jersey  07512
                                                  Tel:  (973) 595-5300
                                                  Fax:  (973) 595-5890



                                                  December 11, 2002


OFFICE OF THE CHIEF ACCOUNTANT
SECURITIES AND EXCHANGE COMMISSION
450 FIFTH ST NW
WASHINGTON DC 20549


Dear Sir/Madam:

We have read the disclosure under Item 4 included in the Form 8-K dated December 5, 2002 of Synergy Financial Group, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                                    Very truly yours,

                                                    /s/ Fontanella and Babitts

                                                    Fontanella and Babitts
                                                    Certified Public Accountants